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                                ARTICLES OF AMENDMENT



    1. The name of the corporation is: FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

    2. The text of the amendment to the Restated Articles of Incorporation of First Interstate BancSystem of Montana, Inc. is as set forth on EXHIBIT A attached hereto and incorporated herein by this reference (the "Amendment").

    3. The Amendment was duly adopted by the shareholders of First Interstate BancSystem of Montana, Inc. (the "Corporation") on September 19, 1996.

    4. There are 1,981,489 shares of the Corporation's common stock outstanding, and there are no outstanding shares of the Corporation's preferred stock. The shareholders owning the outstanding common stock of the Corporation constitute one voting group and such voting group is the only voting group entitled to vote on the Amendment. The number of votes entitled to be cast by such voting group is 1,981,489 votes, and 1,502,538 votes of such voting group were indisputably represented at the meeting of shareholders on September 19, 1996. The total number of votes cast for the Amendment by such voting group was 1,502,522 votes, and the total number of votes cast against the Amendment by such voting group was 16 votes.




                   FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.



                   By:__________________________________________
                   Name of Officer:_____________________________
                   Office held:_________________________________







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                                      EXHIBIT A
                                         TO
                                ARTICLES OF AMENDMENT


Article IV, Subsection A., Subparagraphs (2) and (3) of the Restated Articles of Incorporation of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. are amended in their entirety to read as follows:

         (2) Issuance in Series. The Preferred Shares may be issued from time to time in one or more series, each of which series shall have such designation and such relative rights, voting power, preferences and restrictions as are hereinafter determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.

         All Preferred Shares shall be of equal rank and shall be identical, except in respect of the particulars that may be determined by the Board of Directors as hereinafter provided, and, if the Board of Directors in the resolution or resolutions authorizing the creation of shares of a series of Preferred Shares states that dividends on such series shall be cumulative, then each share of such series shall be identical in all respects to the dates from which dividends thereon shall be cumulative. Preferred Shares shall be issued only as fully paid and nonassessable shares.

         Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV, to authorize the issuance of Preferred Shares in one or more series, and to determine and state, by the resolution or resolutions authorizing the creation of each series:

         (a) The designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unissued;

         (b) Whether dividends on shares of such series shall be cumulative or noncumulative;

         (c) Unless such resolutions state that dividends on such series shall be noncumulative, the annual rate of dividends payable on the shares of such series;

         (d) The price or prices per share at which the shares of such series shall be redeemable;

         (e) The amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the Corporation;

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         (f)  Whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

         (g) Whether or not the shares of such series shall be convertible into shares of any other class or classes or any other series of the same class of the Corporation and, if made so convertible, the conversion price or prices and the manner of making such conversion; and

         (h) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

         (3) Dividends. The payment and declaration of any dividends on Common Shares shall be subject to any and all restrictions pertaining thereto contained in the resolution or resolutions adopted by the Board of Directors authorizing the creation of any series of the Preferred Shares for which dividends are noncumulative, and, before any dividends on Common Shares shall be paid or declared and set apart for payment (other than dividends payable in Common Shares of the corporation), the holders of the Preferred Shares of each series for which dividends thereon are cumulative shall be entitled to receive, out of any funds legally available for such purpose, cash dividends at the annual rate for such series theretofore fixed by the Board of Directors as hereinbefore provided, and no more, payable quarterly on such dates as may be fixed in the resolution or resolutions adopted by the Board of Directors authorizing the creation of such series. Unless the resolution or resolutions of the Board of Directors authorizing the creation of a series of Preferred Shares specify that dividends on such series shall be noncumulative, dividends on each series of Preferred Shares shall be cumulative in the case of shares of each particular series:

         (a) If issued prior to the record date for the first dividend on shares of such series, then from and including the date fixed for such purpose by the Board of Directors in the resolution or resolutions creating such series;

         (b) If issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from and including such last mentioned dividend payment date;


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         (c)  Otherwise from and including the quarterly dividend payment date next preceding the date of issue on such shares.

    No dividend shall be paid or declared and set apart for payment upon any Preferred Shares of any series for any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same or comparable quarterly period, ratable in proportion to the annual dividend rates fixed therefor, shall be paid or declared and set apart for payment upon all Preferred Shares of all series then issued and outstanding for which dividends thereon are cumulative.

         In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Shares of the Corporation, nor shall any Common Shares be purchased, redeemed or otherwise acquired by the Corporation for value, nor shall any monies be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any Common Shares of the Corporation unless there has been compliance with all restrictions and conditions thereon contained in the resolution or resolutions adopted by the Board of Directors authorizing the creation of any series of the Preferred Shares for which dividends are noncumulative and unless all dividends on the Preferred Shares of all series for which dividends thereon are cumulative for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and unless all accrued sinking fund obligations, if any, of the Corporation shall have been satisfied in respect of each series for which a sinking fund has been provided for in the resolution or resolutions authorizing the creation of such series.

         In no event shall any Preferred Shares be purchased, redeemed or otherwise acquired by the Corporation for value, nor shall any monies be paid or set aside as a sinking fund for the benefit of any series of Preferred Shares unless all dividends on the Preferred Shares of all series for which dividends thereon are cumulative for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and all dividends declared by the Board of Directors on the Preferred Shares of all series for which dividends thereon are noncumulative for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid, except in the event all of the Preferred Shares shall be called for redemption.


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         Subject to the provisions of this Article IV and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the then outstanding Common Shares of the Corporation, and the holders of the Preferred Shares shall not be entitled to participate in any such dividends.






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